Exhibit 99.2
                                                                    ------------

APPROVED BY:            David Bailey
                        President & CEO
                        626-303-7902

CONTACT:                Investors                     Media
                        EVC Group                     EVC Group
                        Douglas Sherk, 415-896-6820   Sheryl Seapy, 415-272-3323
                        Jennifer Cohn, 415-896-6820


FOR IMMEDIATE RELEASE


            STAAR SURGICAL AGGRESSIVELY PURSUING CORRECTION OF ISSUES
                          CITED IN FDA WARNING LETTER

   Immaterial Costs Expected to be Incurred to Implement Corrective Actions

         Company to Host Conference Call 12:00 P.M. EST January 7, 2004


MONROVIA, CA---January 7, 2004---STAAR Surgical Company (Nasdaq: STAA) today announced that it is aggressively pursuing corrective actions to remedy issues cited in a Warning Letter received by the Company on December 29, 2003 from the U.S. Food and Drug Administration (FDA). The Company is committed to invest the resources required to do whatever is necessary to implement the corrective actions identified. At this point in time, management believes the costs that will be incurred to implement corrective actions to successfully resolve these issues will not be material. The Company is cooperating fully with the FDA to address their concerns.

The issues cited in the Warning Letter were identified during inspection audits conducted by the FDA Office of Compliance between August 12 and September 4 as part of the approval process for STAAR's Implantable Contact Lens (ICL). The first issue identified by the inspections determined that STAAR has not developed maintained and implemented written Medical Device Reporting (MDR) procedures for reports of serious injuries attributed to the Company's cartridges and injectors. Specific instances mentioned in the FDA's letter concerned only the IOL lens. The second issue concerned the procedure for approving an outside testing laboratory. This procedure did not assure that the methods used to test raw materials and finished devices by that testing laboratory had been validated. The letter also stated that "no premarket submissions for Class III devices to which the Quality system regulation deficiencies are reasonably related would be cleared until the violations have been corrected."

"We believe that the actions required to correct the issues cited by the FDA in its Warning Letter can be successfully resolved in a reasonable time-frame and we are cooperating fully with the FDA to implement corrective actions," said David Bailey, President and Chief Executive Officer of STAAR Surgical. "At this point in time, we don't believe the costs that will be incurred to implement the correction actions will be material and we are confident about our ability to earn FDA approval for the ICL. The complaints discussed on the first point of the FDA warning letter (diopter shift, cloudy vision, blurred vision and capsular tears) were reported for Intraocular Lenses used in cataract surgery and not in ICL for Myopia being considered for approval. The Company is extremely confident that all of the ICL related complaints in the US FDA Study have been accurately and completely reported to the FDA, and were disclosed prior to the October 3, 2003 panel meeting."

Conference Call
---------------
The Company will host a conference call and webcast January 7, 2004 at 12:00 p.m. EST to discuss this recent development. The dial-in number for the conference call is 800-219-6110 for domestic participants and 303-262-2050 for international participants.

About STAAR Surgical
--------------------
STAAR Surgical is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR's products are used by ophthalmic surgeons and include the revolutionary Implantable Contact Lens(TM) as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. STAAR's ICL has received CE Marking, is approved for sale in 37 countries and has been implanted in more than 30,000 eyes worldwide.

Safe Harbor
-----------
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of successfully correcting issues identified by the FDA in its Warning Letter, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products and government approval of new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the need to obtain regulatory approval for new products, acceptance of new products by medical practitioners and consumers, the rapid pace of technological change in the ophthalmic industry, general domestic and international economic conditions, and other factors beyond the control of STAAR Surgical Company, including those detailed from time to time in STAAR Surgical Company's reports filed with the Securities and Exchange Commission. STAAR Surgical Company assumes no obligation to update these forward-looking statements and does intend to do so.

                                     ###